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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Reeds, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated November 5, 2004, relating to the financial statements of Reeds, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts".

                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants

Boca Raton, Florida
November 12, 2004